Exhibit 99.2

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V86171-TBD For Against Abstain ! ! ! ! ! ! ! ! ! PENUMBRA, INC. ONE PENUMBRA PLACE ALAMEDA, CA 94502 2. To approve, on a non-binding, advisory basis, the compensation that Penumbra’s named executive officers will or may be eligible to receive in connection with the Merger; and 1. To approve and adopt the Merger Agreement; 3. To adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment or postponement, there are not sufficient votes to approve the Merger Proposal or to ensure that any supplement or amendment to the accompanying proxy statement/prospectus is timely provided to Penumbra Stockholders. NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. PENUMBRA, INC. The Board of Directors of Penumbra, Inc. recommends you vote FOR the following proposals (as listed in the proxy statement/prospectus): VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V86172-TBD Penumbra, Inc. Special Meeting of Stockholders May 6, 2026 10:00 a.m. Pacific Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PENUMBRA, INC. The undersigned hereby appoints Adam Elsesser and Johanna Roberts, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Penumbra, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m. Pacific Time on May 6, 2026, in building 1310 on the campus of Penumbra, Inc. at One Penumbra Place, Alameda, CA 94502, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors of Penumbra, Inc. for each of the proposals included herein. If any other matters properly come before the meeting, or any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters. This proxy is governed by the laws of the State of Delaware. Continued, and must be signed and dated on the other side Important Notice Regarding the Availability of Proxy Materials for the Meeting: The Notice and Proxy Statement/Prospectus are available at www.proxyvote.com.